UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
________________________

Filed by the Registrant ☑	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Trinity Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Trinity Industries, Inc.
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
SUPPLEMENT TO PROXY STATEMENT
For
THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2018
This proxy statement supplement (the “Supplement”), dated April 24, 2018, supplements the definitive proxy statement (the “Proxy Statement”) filed by Trinity Industries, Inc. (“Trinity” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2018 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on May 7, 2018 at 8:30 a.m., Central Daylight Time, at the principal executive offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas 75207.
The Supplement is being filed with the SEC and is being made available to stockholders on or about April 24, 2018. Only stockholders of record on the books of the Company as of March 12, 2018 will be entitled to receive notice of and vote at the Annual Meeting.
The primary purpose of the Supplement is to provide subsequent information on Mr. Antonio Carrillo’s new position with the Company, which affects each of the “Proxy Statement Summary,” “Corporate Governance - Independence of Directors” and “Proposal 1 - Election of Directors - Nominees” sections of the Proxy Statement. Except as described in the Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in the Supplement differs from or updates information contained in the Proxy Statement, the information in the Supplement is more current. The Proxy Statement contains other important additional information. The Supplement should be read in conjunction with the Proxy Statement.
Supplemental Disclosure Relating to Antonio Carrillo’s New Position with the Company
Beginning on April 23, 2018 and throughout the period in which Trinity continues to pursue the spin-off, as described in the Proxy Statement, Mr. Carrillo will serve as Trinity’s Senior Vice President and Group President over the Construction, Energy, Marine and Components Group. Mr. Carrillo’s compensation for his Senior Vice President and Group President role with Trinity, and his future President and Chief Executive Officer role with the new infrastructure company-which includes incentives for Mr. Carrillo agreeing to leave his prior employment as Chief Executive Officer of Mexichem S.A.B. de C.V., is as follows:
•Annual salary - $850,000.
•Annual incentive compensation target - $850,000, pursuant to the Company’s 2018 annual incentive program.
•Annual long-term incentive target - $3,400,000, pursuant to the Company’s 2018 long-term incentive program.
•One-time long-term incentive - $3,500,000 in restricted stock units in the infrastructure company which vest on the fourth year anniversary of the award if he is employed by the infrastructure company on such date. The restricted stock units in the infrastructure company are expected to be awarded upon the effectiveness of the spin-off transaction.
•Other customary health and welfare benefits consistent with other Trinity executives.
While employed by Trinity, Mr. Carrillo will no longer be compensated as a non-employee director of Trinity.
Voting Matters
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, taking into account the Supplement. Important information regarding how to vote your shares, change your previously cast vote, and revoke proxies already submitted is available in the Proxy Statement.

Other Business
Other than as set forth above, no items presented in the Proxy Statement are affected by the Supplement and you should carefully review the Proxy Statement and the Supplement prior to voting your shares.

By Order of the Board of Directors

BRYAN P. STEVENSON
Vice President, Associate General Counsel and Secretary
April 24, 2018